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PARTICIPATION AGREEMENT

PUTNAM VARIABLE TRUST PUTNAM MUTUALFUNDSCORP

and

PRINCIPALMUTUAL LIFEINSURANCECOMPANY

     THISAGREEMENT, made and entered inro as of this Id4 day of n7. 19%' among Principal Mutual Life Insurance Company (the "Company"),an Iowa corporation, on its own behalf and on behalf of each separate account of the Company set fonh on Schedule A hereto, as such Schedule mav be amended from time to rime (each such account hereinafter referred to as the "~ccount")PUTNAM. VARlABLE TRUST (the "Trust"),a Massachuserts business trust, and PUTNAM MUTUAL FUNDS CORP. (the "Underwriter"),a Massachusetts corporation.

     WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively,the "Variable Insurance Products") to be offered by insurance companies which have entered inro Participation Agreements with the Trust and rhe Underwriter (the "Paniciparing Insurance Companies");and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fundand representing the inrerest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Tmst has obtained an order from the Securities and Exchange Commission, dated December 29, 1993 (File No. 8 12-861.2), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a)and -15(b)of the Investment Companv Act of 1940, as amended (the "1.940Act"), and RuIes 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to rhe extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and

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     WHEREAS, the Trust is registered as an open-end management investment company under the 1940Act and the sale of its shares is registered under the Securities Act of 1933,as amended (the " 1933 Act");and

     WHEREAS, the Cornpanv has registered or will regisrer certain variable life and/or variable annuity contra& under the 1933Act andany applicable state securities and insurance law; and

     WHEW, each Account is a duly organized, validly existing separate account, established by resolution of the Board of Direcrors of the Company, on the date shown for suck Accounr on Schedule A hereto, to set aside and invest assets attributable to one or more variable insurance contracts (the "Contracts");and

     WHEREAS, the Companv has registered or will register rhe Account as a unit invesrrnent trust under the 1940 Acr; and

     WHEREAS, the Undenvriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934,as amended (the " 1934Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");and

     WHEREAS, to the exrent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each Account to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unitinvestmenttrusts such aseach Account at net asset value;

     NOW, THEREFORE, in consideration of the promises herein, the Company, the Trust and the Underwriter agree as follows:

AKTICLE 1. Sale of Trust Shares

     1 1 The Underwriter agrees, subject to the Trust's rights under Section 1.2 and otherwise undex this Agreement, to sell to the Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trusr ox its designee of the order for the shares of the Trust. For purposes of this Section 1. 1, the Company shall be the designee of the Trusr for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice ofsuch order by 9:30a.m. Eastern time on the next following Business Day. "Business Day"shall mean any day on

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which the New York Stock Exchange is open for trading and on which the Trust caiculates its net asset value pursuant to the d e s of the Securities and Exchange Conunission. The initial Authorized Funds are set forth in Schedule B, as such schedule is amended from time to time.

     1.2 The Trust agrees to make its shares available indefinitelv for purchase at the applicable net asset value per share by the Company and its ~ccbuntson those d a y on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use reasonable effons to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwirhsranding the foregoing, the Trustees of rhe Trust (the "T~stees")may refuse to sell shares of any Fund to the Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law ox by regulatory authorities having jurisdiction over the Tmsr or if the Trustees determine, in the exercise of their fiduciary responsibilities,that to do so would be in the bes interests of shareholders.

     1.3 The Trust and the Undenvriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

     1.4 The Trusr shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Secrion 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives nouce of such request for redemption by 9:30 am.,Eastern time, on the next followingBusiness Day.

     1.5 The Company shall purchase and redeem the shares of Authorized Funds offered by the then currenr prospectus of the Trust in accordance with the provisions of such prospectus.

     1.6 The Company shalI pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provis<onsof Secrion 1.1 hereof. Payment shalI be in federal funds transmitted by wire.

     1.7 Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded as instructed by the Company to the Underwriter in an appropriate title for each Account ox the appropriate sub-account of each Account.

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     1.8 The Underwriter shall furnish pronlpr notice (by wire or telephone, followed bv wrirren confirmation) to the Companv of the declaration of any income, dividends br capital gain distributions payable on ;he Trusr's shares. TheCompanv hereby elects to receive all such income dividends and capital gain distribudons as ire payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this elemion and to receive all such income dividends and capital gain distributions in cash. The Undenvrirer shall notik the Company of the number of shares so issued as payment of such dividends and disrributions.

     1.9 The Undenvriter shall make the net asset value per share for each Fund available ro rhe Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Undenvrirer shall use its best efforts to make such net asset value per share available by 7:00p.m. Eastern time.

ARTICLE 11. Revresentations and Warranties

2.1	The Company represents and warrants that
(a)	at all times during the term of this Agreement the Contracts are or will be registered underthe 1933 Act; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and wanants chat it is an insurance company duly organized and in goodstanding under applicable law and that it has legally and validlv estabIished each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investmenr trust in accordance with the provisions of the 1940Act to serve as a segregated investment accounr for the Contracts; and

     (b) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986,as amended (the "Code"),and that it will make every effort to maintain such treatment and that it will notify the Tmst and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.2 The Trust represents and warrants that

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     (a) ar all times during the term of this Agreement Trust shares sold pursuanr to this Agreement shall be regisrered under rhe 1933 Act, duly authorized for issuance and sold bvthe Trust to the Companv in compliance with all applicable laws, subject to ~e terms of Scnion 2.4 below, aid the Trust is and shall remain registered under the 1940Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940Act from time to time as required in order to effect the continuous offering of its shares. The Tmst shall register and qualifv the shares for sale in accordance with the laws of the various states only if and to the' extent deemed advisable by the Trust or the Underniter in connection with their sale by the Trust to the Company and only as required by Section 2.4;

     (b) it is currently qualified as a Regulated Investment Company under Subchaprer M of the Code, and that ir will use iw best efforts to maintain such qualification (under Subchapter M or any successor provision) and.that it will norifi the Companv immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so quali5in the future; and

     (c) it is lawfully organized and validly existing under the laws of the ~orknonwealrhof Massachusetts and that ir does and will comply in all material respects with the 1940Act.

     2.3 The Undenvriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with theSEC.The Underwriter funher represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933Act, the 1934Act, and the 1940An.

2.4 Notwithstanding anu other provision of this Agreement, the Trusr shall be responsible for the registratio; and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection wi~ the sales of shares directly to the Company through the Underwriter. The Trust shall not be responsible, and the Companv shall take full responsibility, for determining any jurisdiction in which anyquakicarion or registration of Tmssr shares or the Trust by the'Tmst naybe requiredin connection with the sale of the Conrracrs or the indirect interest of any Contract in anv shares of the Tmst and advising the Trust thereof at such time and in such mame; as is necessary to permit the Tmst to comply.

     2.5 The Trust makes no representation as to whether anyaspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

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ARTICLE 11. Pros~ectuses and Proxy Statements; Votinq

     3.1 The Trust shall provide such documentation (includinga camera-readv copy of its prospectus) and orher assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trusr's prospectus .printed together in one or more documents (such printing to be at the Company's expense).

     3.2 The Trust's Prospectus shall sate that the Statement of Additional Information for the Trust is available from the Unde~iteor irs designee (or in the Trust's discretion, the Prospectus shall stare that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

     3.3 The Trust, at its e.upense. shall provide the Cotnpany with copies of its reports to shareholders, proxy marerial and other communications to shareholders in such quantity as the cornpa& shall reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Company.

---- -- --

     3.4 The Companv shall vote all Trust shares as required by law and the Shared Funding ~xexem~tiviOrder. The Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemprive Order. The Company shall be responsible for assuringthat each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

     3.5 The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c)of that Act) as well as with Sections 16(a) and, if and when applicable, I. 6(b). Further, heTrust will act in accordance with the Securitiesand Exchange Commission's interpretation of the requirements of Section I.6(a)with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLEIV. Sales Material and Information

     4.1 Withour limiting the scope or effect of Section 4.2 hereof, the Company shall furnish, or shall cause to be furnished, to the Undenvriter each piece of sales

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literature or other promotional material (as defined hereafter) in which the Trust, its invesrment adviser or the Undenvriter is named at least W v s prior-ro-its use. No such material shall be used if the Undexwxirer objects to such use within five Business Days after receipt of such material.

     4.2 The Company shall not give any information or make anv representations or statements on behalf of the Trust or concerning the.~rust in connection with the sale of the Contracts other thanthe information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement andprospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Tmst, or in sales literature or other promorional material approved by the Trust or its designee or bv the Undexwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.

4.3 The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Companv or its designee, each piece of sales literature or other promotional material pre&ed by the Underwriter in which the Company andlor its separate account(s) is named at least 15 days prior to its use. No such material shall be used if the Company or its designee objects to such use within five Business Days after receipt of suchmaterial.

     4.4 Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by rhe Companyfor distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as is required by law.

     4.5 For purposes of this Article XV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as matexid published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display,signs or billboards, motion pictures, ox ocher public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, marker letters, fonn letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published

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article),educational or training materials or other communications distributed or made generally available to some or all regisrered representatives.

ARTICLE V. Fees and Expenses

     5.1. Except as provided in Article VX, the Trust and Undenvriter shall pay no fee or other compensation to the Companv under this agreement.

     5.2 . Allexpenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall bear the expenses for rhe cost of registration and qualification of the Tmst's shares, preparation and filingof the Trusr's prospectus and registration statement, proxy materials and repom, setting the prospectus and shareholder repons in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by anv federal or state law, in each case as may reasonablv be necessary for the performance by it of its obligations under rhis Agreement.

     5.3 The Company shall bear the e-xpensesof (a) printing and distributing the Trust's prospectus in connection with sales of the Conrracts and (b)distributing the reports to Trust's Shareholders and (c)of distributing the Trust's proxy materiaIs to owners of the Contracts.

Article VI. Sexvice Fees

     6.1 So long as the Company complies with its obligations in this Atticle VI, the underwriter shall pay such Companv a senrice fee (the"Service Fee") on shares of the Funds held in the Accounts at the annual rates specified in Schedule 0 (excluding any accounrs for the Company's own corporare retirement plans), subjecr to Section 6.2 hereof.

     6.2 The Company understands and agrees that a11 Service Fee payments are subject to the limitations contained in each Fund'sDistribution Plan, which may be varied or discontinued at any time and hereby waives the right to receive such service fee payments with respect to rhe Fund if the Fund ceases to pay 12b-1 fees to the Underwriter.

6.3 (a) The Company's failure to provide the s e ~ c edescribed in

Section 6.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and

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(b) the UndenMiter may, withour [he consent of the Company,

amend this Article VI to change the rems of the Service Fee payments with prior witten notice KOthe Companv.

     6.4 The Con~panvwvill provide the following services to the Contract Owners purchasing Fund;hares:

     (i) Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

     (ii) Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by ~ h Undenvriter;

     (iii) Assisting the Underwriter and irs affiliates in rhe establishment and maintenance of shareholder accounts and records;

     (iv) Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

     (v) Assisting in processing purchasing purchase and redemption transactions; and

     (vi) Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

     The Company wvill suppolr the Undenvrirer's marketing efforts by granting reasonable requests for visits to the Companv's offices by representatives of the Underwriter.

     6.5 The Companv's compliancewith the service requirement set forth in this Agreement will be evaiuared from time to rime by monitoring redemption levels of Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.

     66 The provisions of this Article VI shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VI may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by

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regisrexed mail, postage prepaid. to the other party, or , as provided in Rule 12b-1 under the 1940 Act bv the Trustees or by the vote of the holders of the outstanding voting securiries of a& Fund.

     6.7 The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at leasr quarterly, a written report of the amounts paid to the Company under this Article VIand the purposes for which such expenditures were made.

ARTICLE VII. Diversification

     7.1 The Trust shall use its best efforts to cause each Authorized Fund to maintain a diversified pool of investments that would, if suchFund were a segregated asset account, satisfy the diversificarion provisions of Treas. Reg. § I. .8 17-5(b)(1) or

(2)

ARTICLEVTXI. Potential Conflicts

     8.1 The Trustees will monitor the Trust for rhe existence of any material irreconcilable conflict between the interests of the contract ownen of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a)an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public wling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatoy authorities; (c) an administrative or judicial decision in any relevant proceeding; (d)the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuitv contract and variable life insurance contract owners; or (f)a decision by an insurer ro disregard the voting instructions of contract owners. The Trust shall promptly inform the Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

8.2 The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order, by providing the

Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

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     8.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, rhe Company shall ro the extent reasonably pracricable (as determined by a majority of the disinterested Trustees),take, at the Company's expense,whatever steps are necessary ro remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable rosome or ail of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question wherher such segregation should be impIemented to a vote of all affecred contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contracr owners of one or more Panicipating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2)establishing a new regmered management investment company or managed separate account.

     8.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more portfoIios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Anysuch withdrawal and termination musr take place within six (6)months after the Trust giveswritten notice rhar this provision is being implemented, and until the end of that six month period the Undenniter and Trusr shall, to the extent permitted by law and any exernprive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (or redemption) of shares of the Trust.

     8.5 If a material irreconcilable conflict arises because of a parricular state insurance regulator's decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majontv vote, then the Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds of rhe Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoingmaterial irreconcilable conflict as determined by a majority of the disinterested Trustees. Any suchwithdrawal and termination musr take place within six (6)months after the Trust gives written notice that this

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provision is being implemented, unless a shorrer period is required by law, and until the end of the foregoing six month period (or suchshoner period if required by law), rhe Undenwiter andTrust shall, to the extenr permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Companv for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

     8.6 For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequatelv remedies any n~aterial irreconcilable conflict., Neither the Trust nor the underwrite; shall be required to establish a new finding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materiallv adversely affected by the material irreconcilable conflict. In the event &at the Trustees determine that any proposed action does not adequately remedv anv material irreconcilable conflict, then the Company will withdraw the ~cco&t'iinvescmentinone or more Authorized Funds of the Trust and terminate this Agreement within six (6)months (or such shorter period as may be required by Iaw or any exemptive relief previously granted to the Trust) after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the exrent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

     8.7 The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflicc and to bear the cost of such remedial action shall be the obligation of the Company, and the obligation of the Company set forth in this Article VII shall be camed out with a view only ro the interests of Contract owners.

     8.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a)the Trust andlor the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T),as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5,8.1,8.2, 8.3,8.4 and 8.5 of this Agreemenr shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

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     8.9 The Companv has reviewed the Shared Funding Exemptive Order and hereby assumes all obligations referred to therein which are required, to be assumed or undertaken by the Companv, including,wihout limitation, the obligation to provide reports, material or dara as rhe Trustees may request as conditions to such Order.

ARTXCLE IX. Indemnification

9.1.	Indemnification bv the Companv

     9.1 (a). The Company shall indemnifjr and hold harmless the Trustand the Undenvriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Tmst or the UndeMter and each person, if any, who controls the Trust or the Undenvriter within the meaning of Section 15 of the 1.933 Act (collecrively,the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Companv which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses),to which the Indemnified Parties may become subject under any scatme, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Inforn~ationfor the Contracts or contained in the Contracts or sales literarure for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company byor on behalf of the Tmst for use in the Registrarion Statement, Prospectus or Statemenr of Additional Informarion for the Contracts ox in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connecrion with the sale of the Contracts or Tmst shares; or

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(ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registrauon Statement or Prospectus, or in sales literature for Trust shares not supplied by the Companv, or persons under its control) or wrongful conduct of the Company or under its control, with respect to the sale or distribution of the Contracts or Tmst shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trusr or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein nor misleading if such a statement or olnission was made in reliance upon information furnished to the Trusr or the Underwriter by or on behalf of the Company; or

(iv) arise out of or result from any breach of any representation andlor warranty made bv the Company in this Agreement or arise our of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1(b)and 9.1(c)hereof.

9,1	(b)	The Company shall not be liable under this indemnification

provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such mayarise from such Indemnified Party's willful misfeasance, bad faith,or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Parry's reckless disregard of obligations or duties under this Agreement or to the Tmst, whichever is applicable.

9.1	(c)	The Companv shall, not be liable under this indemnification

provision with respect to any claik made against an Indemnified Party unless such Indemnified Pmy shall have notified theCompany in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Parry (or afrer such Indemnified Party shall have received notice of such sewice on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnitv hereunder in respect of such claim but failure to notify the Company of any such daim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom suchaction is brought otherwise than on account of this indemnification provision. In case anv such action is brought against the Indemnified Parties, the Company shall be entitled to panicipate, at its

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own e.upense, in the defense of such acrion. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of anv additional counsel retained by it, and the Companv will not be liable to such ~ndeinified Partv under this Agreement for any legal or oiher expenses subsequently incurred bv su& lndernnified Pany independently in connection wirh the defense thereof other than reasonable coscs of investigation.

9.1 (d) The Underwriter shall promptly notify the Companv of the comlnencement of any litigation or proceedings against the Trust or the Underwriter in connection wirh the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

9. I. (e)The provisions of this Section 9.1 shall survive any termination of this Agreement.

9.2	Indemnification bv the Underwriter

9.2	(a)	The Underwriter shall indenniEy and hold harmless the
Company and each person, if any, who controls the Company within the meaning of

Section 15 of the 1933Act and any director, officer, employee or agent of the foregoing (collectively,the "Indemnified Parties" for purposes of chis Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Panies may become subjea under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or rhe Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material factcontained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing),or arise our of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon andin conformity with information

---. - --- ----.". *'		---.		- - ,
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furnished to rhe ~nde&irer or Trust bv or on behalf of the Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with rhe sale of the Contracts or Trust shares; or

(ii)arise out of or as a result of wrirren statements or representations (other than statements or representations contained in the Regisrration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Undenvrirer or persons under irs control) of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of AdditionaI Information or sales literature covering the Contracrs, or any amendment thereof or supplement therero, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the UndeMter; or

(iv) arise out of or result from any breach of any representation andlor warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement bythe Underwriter; as limited by and in accordance with the provisions of Sections 9.2(b)and 9.2(c)hereof.

(v) arise out of the failure by the Trust,whether intentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VII of this Agreement.

9.2	(b)	The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

9.2	(c)	The Underwriter shall nor be liable under this indemnificarion provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Undenniter in writing within a reasonable time after the summons or other first legal process giving information of the nature of

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the claim shail have been served upon such Indemnified Party (or aker such Indemnified Partv shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonablv know of the availabilityof indcmnirv hereunder in respect of such claim, but failure to natifv the Underwriter of anv such claim shall not relieve the Undenvriter from any liability which it may have to the Indemnified Party against whom such action is brought orhenvise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to panicipate, at its own expense, in the defense thereof. The Underwriter aiso shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Undenvriter to such Indemnified Parry of the Underwrirer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it,and the Undewiter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2	(d)	The Company shall promptly notify theUndewiter of the Trust

of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account,

9.2	(e)	The provisions of this Section 9.2 shall suwive any termination of this Agreement.

Indemnification bv the Trust
9.3	(a)	The Trust shall indemnifyand hold harmless the Company, and

each person, if any, who controls the Company within the meaning of Section 15 of the 1933Act and any director, officer, employee or agent of the foregoing (collectively,the "Indemnified Parties" for purposes of this Section 9.3)against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at cornnlon law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement,

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Prospectus and Statement of Additional Information of the Tmsr (or any amendment or supplement to any of the foregoing),or arise out of or are based upon the omission or the alleged omission ro state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or suchalleged statement or omission was made in reliance upon and in conformity with infomation furnished to the Underwriter or Trust by or on behalf of the Company for use in theRegistration Statement, Prospectus, or Statement of Additional Infomation for theTrust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)arise out of or result from any material breach of any representation and/or warranty made bv the Trust in this Agreement or arise out of or result from any other marerial-breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 9.3(b)and 9.3(c)hereof.

9.3	(b)	The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Pany as such may arise from such Indemnified Party s willful misfeasance, bad faith, or grossnegligence or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Tmst, the Underwriter oreach Account, whichever is applicable.

     9.3 (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against any Indemnified Pamy unless such Indemnified Party shall have notified the Trusr in writing within a reasonable time after rhe summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Pany (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indernniry hereunder in respect of suchclaim, but failure to notiw the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any suchaction is brought against the Indemnified Parties, the Trust will. be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Tmst to such Indemnified Pany of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of

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any additional counsel retained by it, and the Trust MI1 not be liable to such Indemnified Partv under this Agreemenr for any legal or other expenses subsequentlv incurred by such indemnified Party independently in connection with the defense ' thereof other than reasonable cosrs of investigation.

9.3	(d)	The Company agrees promptly to notify the Trust of the
cornmencement of any litigation or proceedings against it or anyof its officers or,

directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

9.3	(e)	The provisions of this Section 9.3 shall survive any termination of this Agreement.

     10.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance wish the laws of the Commonwealsh of Massachusetts.

     10.2 This Agreement shall.be subject tothe provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as theSecurities and Exchange Commission may grant (including, but notlimited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLEXI. Termination

11.1.This Agreement shall terminate:

     (a) at the option of any party upon 90 days advance written notice to the other parties; or

     (b) at the option of the Trust or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD,the Securities andExchange Commission, h e Insurance Commissioner of the State of Missouri or any other regulatory body regarding the Company's duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust or the U n d e h t e r determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effecr upon the ability of the Company to perform its obligations under this Agreement; or

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     (c) at the option of the Company in theevent that formal administrarive proceedings are instituted against the Trust or Underwxiter by the NASD, the Securiries and ExchangeCommission, or anv state securiues or insurance department ox any other regulatory body in respect of the sale of shares of the Trust to the Companv, provided, however, that the Company determines in its sole judgment exercised in good faith. that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Underwriter to perfonn its obligations under this Agreement; or

     (d) with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute rhe shares of another investment company for rhe corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which rhose Fund shares had been selected to serve as the underlying invesrrnent media. The Company will give 30 days1 prior written notice to the Trust of rhe date of any proposed vote to replace the Trust's shares; or

     (e) with respect to any Authorized Fund, upon 30 days advance ~vrirten notice from the Underwriter to the Companv, upon a decision by the Underwriter to cease offering shares of the Fund for sale.

     11.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1 (a) may be exercised for any reason or for no reason.

     11.3 No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forrh the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XI.

     11.4 Notwithstanding any termination of this Agreement, subject to Section 1.2 of this Agreement, the Trust and the Undenvriter shall, at the option of the Company, continue to make available additional shares of the Tmst pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Speafically, without limitation, subject to Section J. 2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trustand/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any termination under Article

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VIII and the effect of such Article VIII termination shall be governed by Article VIII of this Agreement.

11.5 The Companv shall not redeem Tmsr shares attributable to the
Contracts (as opposed to +rust sharer attributable to the Company's assets held in either Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal, laws or regulations or judicial or other legal. precedent of general application (hereinafter referred to as a "Legally Required Redemption").Upon request, the Companywill promptly furnish to the Trust and the Underwriter an opinion of counsel for the Company, reasonably satisfactory to the Trust, to the effectthat any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Conrracts, subject to Section 1.2 of this Agreement, the Company shall notprevent Contract owners from allocating payments to an Aurhorized Fund that was othenvise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do.

ARTICLE XI. Notices

     Any notice shall be sufficiently given when sent by registered ox certified mail to the other party at the address of such party ser forth below or at such other address as such parry may from time to time specify in &ting to the other party.

If tothe Trust:

One Post Office Square Boston, MA 02109 Attention: John R. Verani If to the Undenniter:

OnePost Office Square Boston, MA 02109 Attention: General Counsel

If to the Company:

Principal Mutual Life Insurance Company ThePrincipal Financial Group Des Moines, L4 50392 Attention: Michael Roughton

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ARTICLE XIII. Miscellaneous

     13.1 A copy of the Agreement and Declaration of Trust of the TNSLis on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this insuun~enr is executed on behalf of the Trustees of the Tmst as Trustees and not individuallv and that the obligations of or arising out of this instrument, including without h i t a t i o n Article VII, are not binding upon any of the Trustees or shareholders individuallv but binding only upon the assets and property of the Trust.

     13.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affec-ctheir construction or effect.

     13.3 This Agreement mav be executed simultaneously in two or more counrerpans, eachof which taken together shall constiture one and the same instrument.

     13.4 If any provision of this Agreement shall be held or made invalid by a court decision, sratute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.5 Each parry hereto shall cooperate with each other party and all appropriate governmental aurhorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regularors) and shall,penmit such authorities reasonable access to its booksand records in connection with any investigation or inquixv relating to this Agreemenr or the transactions contemplated hereby.

     13.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies andobligations, at law or in equity, which theparties hereto are entitled to under state and federal laws.

     13.7 Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Undennitex axe several and, without limiting in anyway the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other partv, or any person acting on such other party's behalf.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreeinent to be executed in its name and on its behalf byits duly authorized representative and its seal to be hereunderaffixed hereto as of rhe dare specified below.

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By its authorized officer,

PUTNAM VANABLE TRUST Byits authorized officer,

-

PUTNAM MUTWAL FUNDSCORP.

v

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SCHEDULE A Sevarate Account

Principal Mutual Life Insurance Company Variable Life Separate Account

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SCHEDULE B

-	Service Fee
Putnam VT Global Asset Allocation	0.15%
Putnam VT Vista	0.].5%
Putnam VT Voyager	0.15%